Exhibit 107.1

Calculation of Filing Fee Table

Form S-8

(Form Type)

DMC Global Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.05 per share	Rules 457(c) and 457(h)	2,414,278 (2)	$6.77 (3)	$16,344,662	$153.10 per $1,000,000	$2,502.37
Total Offering Amounts					$16,344,662		$2,502.37
Total Fee Offsets							—
Net Fee Due							$2,502.37

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (this “Registration Statement”) shall be deemed to cover any additional securities that may from time to time be offered or issued under the DMC Global Inc. 2025 Omnibus Incentive Plan (the “Plan”) to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Represents an aggregate of 2,414,278 shares of Common Stock issuable under the Plan, consisting of (i) 560,000 shares of Common Stock; (ii) 522,367 shares of Common Stock, representing any shares remaining available for the grant of awards as of May 14, 2025, the effective date of the Plan (the “Effective Date”), under the DMC Global Inc. 2016 Omnibus Incentive Plan (as amended, the “Prior Plan”); and (iii) 1,331,911 shares of Common Stock, representing shares subject to an award granted under the Prior Plan, which award was or may become forfeited, cash-settled, cancelled, terminated, expired or lapsed for any reason after the Effective Date without the issuance of shares or pursuant to which such shares are forfeited.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based upon the average of the high and low prices of the registrant’s Common Stock as reported on the Nasdaq Global Select Market on May 7, 2025.